Exhibit 99.1

501 Elliott Ave. W. #400	T 206.282.7100
Seattle, WA 98119	F 206.272.4010

Cell Therapeutics, Inc. (CTI) Reports 2006 Fourth Quarter and Year End Results

Mar. 15, 2007 Seattle—Cell Therapeutics, Inc. (CTI) (NASDAQ and MTAX: CTIC) reported financial results for the quarter and year ended December 31, 2006. Total revenues for the quarter were $20,000 compared to $1.2 million in the fourth quarter of 2005. CTI reported a net loss for the quarter of $35.6 million ($0.25 per share), which included $10.5 million in settlement expense related to an agreement in principle with the United States Attorney’s Office. This compares to a net loss of $18.7 million ($0.27 per share) for the same period in 2005, which included a $40.7 million gain in the quarter on the divestiture of TRISENOX® and a $23.6 million charge for the conversion of $38.4 million of the Company’s 4% and 5.75% convertible senior subordinated notes.

Total revenues for the year ended December 31, 2006, were $80,000 compared to $16.1 million in 2005. For the year, CTI posted a net loss of $135.8 million ($1.21 per share), which included $11.4 million in settlement expenses. This compares to a net loss of $102.5 million ($1.59 per share), which included a $71.2 million gain for the year on the divestiture of TRISENOX as well as the $23.6 million charge for the conversion of notes.

Revenues for the year ended December 31, 2006 were lower as compared to the same period in 2005 as a result of the divestiture of TRISENOX to Cephalon in July 2005. The Company ended the year with cash, cash equivalents, securities available-for-sale and interest receivable of approximately $54.4 million. In February 2007, the Company closed an offering of preferred stock for gross proceeds of approximately $20 million.

“Surviving phase III disappointments in biotech is no easy accomplishment and requires reinventing the Company, its strategy, and financing instruments. We have come a long way since March 2005 and we are repositioning the Company to reach potential product milestones and evaluate several new product acquisitions that could allow us to re-enter the blood-related cancer market,” stated James A. Bianco, M.D., President and CEO of CTI.

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www.cticseattle.com

CTI Year end/4Q06 Results

2006 Highlights

•	Announced an exclusive worldwide licensing agreement with Novartis for up to $405 million for XYOTAX™ and pixantrone, including a $15 million equity investment in CTI

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Strengthened balance sheet by raising $85 million in gross proceeds, establishing a €60 million equity facility with Société Générale, and converting, exchanging, or repurchasing $172 million of existing debt since November 2005

•	Reported the dismissal of the shareholder class action lawsuit and the dismissal of the shareholder derivative lawsuit

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Announced that the Company understands and believes that it has reached an agreement in principal with the Department of Justice to resolve their review of business practices related to TRISENOX for a single payment of $10.5 million in return for a release of all government claims with no admission of wrongdoing

•	Appointed Frederick W. Telling, Ph.D., Vice President of Corporate Policy and Strategic Management for Pfizer Inc. to its board of directors

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Announced continuation of the EXTEND phase III trial of pixantrone for patients with relapsed, aggressive non-Hodgkin’s lymphoma who have received two or more prior therapies based on an interim analysis of 40 patients

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Presented preclinical and clinical data in November at the 18th Annual Meeting of EORTC-NCI-AACR showing the influence of estrogen on the antitumor efficacy, biodistribution, uptake, and metabolism of XYOTAX (paclitaxel poliglumex) and subsequent intracellular release of free paclitaxel

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Presented clinical data in December at the 48th Annual Meeting of the American Society of Hematology (ASH) on pixantrone in a FPD-R combination in indolent non-Hodgkin’s lymphoma (NHL) and in CPOP combination therapy in aggressive NHL

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Announced that the United States Patent and Trademark Office granted a patent, expiring in April 2022, for analogs of CT-45099, a new class of small molecule antitubulin agents with potent antiproliferative and tumor killing activity

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About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.cticseattle.com.

www.cticseattle.com

CTI Year end/4Q06 Results

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results. Specifically, the forward-looking statements contained in this press release include statements about future financial and operating results and risks and uncertainties that could affect the development of CTI’s products under development, including XYOTAX and pixantrone. These risks include, but are not limited to, preclinical, clinical, and sales and marketing developments in the biopharmaceutical industry in general, and in particular including, without limitation, the enrollment and completion of planned and ongoing clinical trials, the timely submission and review of regulatory applications for XYOTAX, the potential failure of XYOTAX to prove safe and effective for or to be approved for use in the treatment of non-small cell lung and ovarian cancers, the potential failure of pixantrone to prove safe and effective for relapsed aggressive non-Hodgkin’s lymphoma, determinations by regulatory, patent and administrative governmental authorities, competitive factors, technological developments, costs of developing, producing and selling CTI’s products under development, and the risk factors listed or described from time to time in the Company’s filings with the Securities and Exchange Commission including, without limitation, the Company’s most recent filings on Forms 10-K, 8-K, and 10-Q. CTI is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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Media Contact:

Cell Therapeutics, Inc.

Dan Eramian

T: 206.272.4343

C: 206.854.1200

Susan Callahan

T: 206.272.4472

F: 206.272.4434

E: media@ctiseattle.com

www.cticseattle.com/media.htm

Investors Contact:

Cell Therapeutics, Inc.

Leah Grant

T: 206.282.7100

F: 206.272.4434

E: invest@ctiseattle.com

www.cticseattle.com/investors.htm

www.cticseattle.com

Cell Therapeutics, Inc

Condensed Consolidated Statements of Operations

(In thousands, except for per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenues:
Product sales	$—	$—	$—	$14,599
License and contract revenue	20	1,193	80	1,493

Total revenues	20	1,193	80	16,092

Operating expenses:
Cost of product sold	—	—	—	518
Research and development	16,623	13,185	61,994	68,767
Selling, general and administrative	7,851	12,242	35,303	61,717
Amortization of purchased intangibles	204	523	792	1,254
Restructuring charges and related asset impairments	224	5,731	591	12,780
Gain on divestiture of TRISENOX	—	(40,711)	—	(71,211)

Total operating expenses (income)	24,902	(9,030)	98,680	73,825

Income (loss) from operations	(24,882)	10,223	(98,600)	(57,733)
Other income (expense):
Investment and other income, net	1,023	1,262	2,866	2,588
Interest expense	(2,941)	(5,704)	(19,829)	(16,546)
Foreign exchange gain (loss)	880	(90)	1,877	8
Make-whole interest expense	—	(1,013)	(24,753)	(1,013)
Debt conversion expense	—	(23,608)	—	(23,608)
Gain on derivative liabilities	820	236	6,024	236
Gain on exchange of convertible notes	—	—	7,978	—
Settlement expense	(10,499)	—	(11,382)	—
Loss on extinguishment of royalty obligation	—	—	—	(6,437)

Net loss	$(35,599)	$(18,694)	$(135,819)	$(102,505)

Basic and diluted net loss per share	$(0.25)	$(0.27)	$(1.21)	$(1.59)

Shares used in calculation of basic and diluted net loss per share	142,405	68,018	112,283	64,553

Balance Sheet Data:

	(amounts in thousands) December 31,
	2006	2005
Cash and cash equivalents, securities available-for-sale and interest receivable	$54,407	$69,067
Restricted cash	—	25,596
Working capital	30,166	76,288
Total assets	101,821	155,440
Convertible debt	166,178	230,765
Accumulated deficit	(961,108)	(825,289)
Shareholders’ deficit	(101,604)	(107,097)